Exhibit 99.3

Liberty Interactive Corporation Announces Proposed Private Offering of New Exchangeable Senior Debentures and Retirement of 3.125% Exchangeable Senior Debentures Due 2023

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation ("Liberty") (Nasdaq: LINTA, LINTB, LVNTA, LVNTB) announced today that it intends to retire the outstanding 3.125% Exchangeable Senior Debentures due 2023 (the "old debentures") of its wholly owned subsidiary Liberty Interactive LLC (the "Company"). Liberty expects to obtain a portion of the funds for the retirement of the old debentures through a private offering of new exchangeable senior debentures by the Company.

The retirement of the old debentures may take the form of open market purchases or privately negotiated transactions. To the extent old debentures remain outstanding after the closing of the private offering of new debentures, Liberty presently intends to call the old debentures for redemption.

The offering of the new debentures will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The private offering will only be made to "Qualified Institutional Investors", as that term is defined in the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy the new debentures.

The old debentures are attributed to Liberty's Ventures tracking stock group.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the intended launch of a private offering, the use of proceeds therefrom and Liberty's present intention regarding redemption of the old debentures. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including its most recent Form 10-K, for risks and uncertainties related to Liberty.

Liberty Interactive Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Interactive Corporation